EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference of our report dated July 16, 1999 (except as to Note 1 which is as at August 16, 1999) in the Registration Statement (Form S-8 No. 333-__________) pertaining to the 1999 Non-Qualified Stock Option Plan of DENMANS.COM, Inc. with respect to the consolidated financial statements of DENMANS.COM, Inc. included in its Registration Statement on Form 10-SB/A, as amended, filed with the Securities and Exchange Commission on January 12, 2000.

Vancouver, Canada                                    /s/ Ernst & Young LLP
January 11, 2000                                     Chartered Accountants